SECURITIES AND EXCHANGE COMMISSION

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2013

_______________________________

Digital Creative Development Corporation

(Exact name of registrant as specified in its charter)

_______________________________

Utah	000-22315	34-1413104
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

720 Fifth Avenue, 10th Fl, New york, 10019
(Address of Principal Executive Offices) (Zip Code)

1(212) 247-0581
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 1, 2013 the Board of the Registrant elected Skuli Thorvaldsson as the Registrant’s Interim Chief Financial Officer. This action was taken due to the sudden death of the registrant’s Chief Financial Officer, Vincent De Lorenzo.

Mr. Thorvaldsson has been a member of the Board of Directors since May 1996. From February 2002 to July 2007, Mr. Thorvaldsson was the Company’s Chief Financial Officer. Mr. Thorvaldsson is a private entrepreneur/investor. From 1980 to 2003, Mr. Thorvaldsson was the Chief Executive Officer of the Hotel Holt in Reykjavík, Iceland. He is a director of Holt Holdings s.a., a Luxembourg-based investment company. Mr. Thorvaldsson graduated from the Commercial College of Iceland and the University of Barcelona and holds a law degree from the University of Iceland.

There are no family relationships between Mr. Thorvaldsson and any of the Registrant's executive officers or directors and there is no employment agreement between the Registrant and Mr. Thorvaldsson. At present there are no transactions involving the Registrant and Mr. Thorvaldsson which would be reportable pursuant to Item 404 of Regulation S-B promulgated under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

Date: May 6, 2013	Digital Creative Development Corporation
	By	/s/ Gary Herman
Name: Gary Hermal Title: Chief Executive Officer